DISTRIBUTION AGREEMENT

     AGREEMENT made this 30th day of December, 1987, by and between Carillon Investments, Inc. ("Distributor") and Carillon
Investment Trust ("CIT"):

     WHEREAS, CIT is a Massachusetts business trust registered as a diversified, open-end, management investment company under the Investment Company Act of 1940, as amended, ("1940 Act") and its
Shares are registered under the Securities Act of 1933, as amended ("1933 Act"); and

     WHEREAS, the Distributor is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, ("1934 Act") and Is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, CIT desires to have its Shares sold and distributed through Distributor and Distributor is willing to sell and distribute such Shares under the terms stated herein;

NOW, THEREFORE, the parties hereto agree as follows:

     1. CIT will furnish to the Distributor copies properly certified or authenticated of each of the following:

     a. Declaration of Trust of CIT dated December 8, 1986, as amended;

b. By-laws of CIT as in effect on the date hereof;

     c. The Registration Statement under the 1933 Act
("Registration Statement") and 1940 Act, and CIT's Prospectus as from time to time is effective and forming a part of the Registration Statement (the "Prospectus");

     d. Amendments of or supplements to the Items referred to In a., b., and c. above and any other information for use in connection with Distributor's duties hereunder that Distributor reasonably requests regarding CIT or the Shares of CIT's common stock;

     e. Prompt notice and advice of (i) any action of the SEC or any authorities of any state or territory, of which it may be advised, affecting the registration or qualification of CIT or its Shares or the right to offer the Shares for sale, and (ii) the happening of any event which makes untrue any statement In the Registration Statement or Prospectus or which requires the making of any change In the Registration Statement or Prospectus In order to make the statements therein not misleading.

     2. Distributor hereby agrees that It will act as Distributor of the Shares covered by and In accordance with CIT's
Registration Statement and Prospectus. In connection therewith it is specifically agreed that:

     a. Distributor will solicit such orders and accompanying funds for the purchase of Shares for submission to CIT's transfer agent, the name of which will be supplied Distributor by CIT in a supplemental writing, as the Distributor deems reasonable In connection with its duties hereunder;

     b. Distributor will have no authority to accept orders for the purchase of Shares or to accept funds on CIT's behalf and no order for the purchase of Shares will be binding on CIT until accepted by CIT's transfer agent;

     c. Distributor will undertake such advertisement and promotion as it deems reasonable in connection with its duties hereunder;

     d. Distributor is not authorized to give any information or make any representations other than those contained in the Registration Statement or the Prospectus, as in effect from time to time, other than such information or representations as CIT may authorize in writing;

     e. CIT reserves the right to direct the transfer agent to decline to accept any order for or make any sale of the Shares until such time as CIT deems It advisable to accept such orders or to make such sales. CIT will promptly advise Distributor of any such determination; and

     f. No orders for the purchase of Shares will be solicited by Distributor or by CIT and no orders for purchase of Shares will be accepted by CIT if and so long as the effectiveness of the Registration Statement or any necessary amendments thereto shall be suspended under any provision of the 1933 Act or if and so long as the current Prospectus as required by such Act is not on file with the SEC; provided nothing In this section will affect CIT's obligation to repurchase the Shares from any Shareholder in accordance with CIT's Declaration of Trust, By-laws, or Prospectus, and further that the Distributor may continue to act under this Agreement until it has been notified in writing of the occurrence of any of the foregoing events.

     3. As compensation for services in connection with this Agreement, the Distributor will receive a percentage of the Offering Price of Shares of CIT based on the following table:

     $ Amount of Purchase     % Paid Distributor
     --------------------     ------------------
     Less than $50,000              5%

     $50,000 or more,
     but less than $150,000         4%

     $150,000 or more,
     but less than $500,000         3%

     $500,000 or more,
     but less than $1,500,000       2%

     $1,500,000 or more,
     but less than $2,500,000       1%

     $2,500,000 or more            .5%

     The percentage of Compensation to be paid the Distributor will be adjusted in accordance with any Letters of intent or Rights of Accumulation applicable to any series of purchases made by shareholders.

     In addition, CIT shall reimburse Distributor for certain expenses Distributor incurs in connection with the sale of CIT's Shares and service to CIT's shareholders in accordance with a Plan under Rule 12b-1 of the 1940 Act ("12b-1 Plan") as from time to time CIT might have in effect.

     4. Distributor agrees that its activities pursuant to this Agreement will comply with all applicable laws, rules and regulations, including without limitation, rules and regulations made or adopted pursuant to the 1940 Act and by the NASD.

     5. CIT agrees at its own expense to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the Shares for sale under the Blue Sky Laws of any state or for maintaining the registration of CIT and of its Shares under the 1933 Act and the 1940 Act. CIT will pay all registration, filing and other fees in connection therewith and for qualifying itself under applicable Blue Sky Laws and any cost of preparing the Registration Statements. Distributor will pay for the printing of Prospectuses and Statements of Additional Information to be used in connection with the sale of new shares of CIT.

     6. The Distributor will pay or cause to be paid all expenses relating to: its qualification as a broker-dealer In any state in which it qualifies in connection with the distribution of Shares; and selling and distributing the Shares, Including preparing sales material.

     7. It is understood that the Distributor shall be free to enter into distribution or other agreements with others and that CIT has no objection thereto.

     8. It is understood that any of the Shareholders, Trustees, Officers, Employees and Agents of CIT may be Directors, Officers, Employees or Agents of or be otherwise interested in the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization that may have an interest in the Distributor; that the Distributor or any such affiliated person or any such organization may have an interest in CIT; and that the existence of any such interest shall not affect the validity thereof or any transaction hereunder except as otherwise provided in the Articles of Incorporation of CIT and the Distributor, respectfully, or by specific provisions of any applicable law.

     9. a. This Agreement may be terminated by either party hereto upon 60 days written notice to the other party.

     b. This Agreement may be terminated upon written notice to one party by another hereto in the event of bankruptcy or insolvency of such party to which notice is given.

     c. This Agreement may be terminated at any time upon mutual written consent of the parties hereto.

     d. Upon termination of this Agreement all authorization, rights, and obligations shall cease except the obligation to settle accounts hereunder including payments for Shares sold pursuant to this Agreement.

     10. This agreement shall be subject to the provisions of the 1940 Act, the 1934 Act, the By-laws of the NASD and the Regulations and Rulings thereunder which are from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant and the terms hereof shall be Interpreted and construed in accordance therewith.

     11. Distributor may from time to time employ or associate with any person or persons it may believe to be particularly fitted to assist it in the performance of this Agreement. The compensation of such persons will be paid by the Distributor and no obligation will be incurred by or on behalf of CIT with respect to them. It is understood by CIT that persons employed by the Distributor to assist in the performance of its duties hereunder may not devote their full time to those duties and nothing contained herein will be deemed to limit or restrict the Distributor's right or the right of any of the Distributor's affiliates to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

     12. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed In accordance with and governed by the laws of the state of Ohio. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Signed In the
Presence of:                    CARILLON INVESTMENTS, INC.
/s/ Barbara J. McBride          By: /s/ Bruce Avedon
/s/ Sharon L. Scherbarth
                                     Bruce Avedon

                                     President
                                     Title

                                   CARILLON INVESTMENT TRUST

                                  By: /s/ Charles C. Hinckley

                                     Name

                                     Charles C. Hinckley
                                     President
                                     Title